Exhibit 15.1

Consent of independent registered public accounting firm

We consent to the incorporation by reference of our reports dated March 26, 2025, with respect to the consolidated financial statements of Aegon Ltd. and the effectiveness of internal control over financial reporting of Aegon Ltd. included in this Annual Report (Form 20-F) for the year ended December 31, 2024, into the Registration Statement (Form S-8 (No. 333-238186)), filed with the Securities and Exchange Commission.

/s/ EY Accountants B.V.

The Hague, The Netherlands

March 26, 2025

Annual Report on Form 20-F 2024